Exhibit 99.1

For Immediate Release

Contact:	VAN A. DUKEMAN, President/CEO
Main Street Trust, Inc.
P. O. Box 4028
Champaign, IL 61824-4028
Phone: 217.351.6568
FAX: 217.351.6651

MAIN STREET TRUST, INC. ANNOUNCES

1st QUARTER CASH DIVIDEND

Champaign, Ill. March 17, 2005/PRNewswire/ — Van A. Dukeman, President and CEO of Main Street Trust, Inc. (OTC Bulletin Board: MSTI), announced that the Company’s Board of Directors approved a cash dividend of $0.22 per share to be paid on or about April 22, 2005 to all shareholders of record as of March 31, 2005.  Including this dividend, the Company has paid total cash dividends of $0.44 per share in 2005.

Main Street is a publicly traded company with banking assets of approximately $1.2 billion and wealth management assets of approximately $1.8 billion. It operates community-banking locations in Champaign, Decatur, Mahomet, Mt. Zion, Peoria, Shelbyville, and Urbana. Currently, Main Street operates 18 banking centers and a network of 75 ATM’s. Additionally, Main Street is the parent company of FirsTech, a retail payment processing company.  And, as previously was announced, Main Street expects to close its acquisition of Citizens First Financial Corp. in early April, 2005.

Additional Information and Where to Find It

Main Street Trust filed with the Securities and Exchange Commission, a registration statement on Form S-4, as amended, and other relevant documents in connection with its merger with Citizens First Financial Corp., including a proxy statement for use in connection with the special meeting of Citizens stockholders.  These documents are available free of charge at the SEC’s website, www.sec.gov.  In addition, documents filed with the SEC by Main Street will be available free of charge from its Corporate Secretary at 100 W. University, Champaign, Illinois 61824-4028, telephone 217-351-6500 and documents filed with the SEC by Citizens will be available free of charge from its Corporate Secretary at 2101 North Veterans Parkway, Bloomington, Illinois 61704, telephone 309-661-8700.

Forward-Looking Information

This press release may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to merger transaction between Main Street and Citizens and the integration of Citizens Savings Bank with Main Street Bank & Trust, the combination of their business, and the projected revenue, financial condition, results of operations, plans, objectives, future performance and business of the combined company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Main Street’s and Citizens’ management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and neither Main Street nor Citizens undertakes any obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond the ability of Main Street and Citizens to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving Main Street or Citizens; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning Main Street and Citizens, their businesses, factors that could materially affect their financial results, and the merger transaction is included in their filings with the Securities and Exchange Commission.

100 W. University Avenue, P. O. Box 4028, Champaign, IL 61824-4028